Exhibit 99.1

Contact:

Investor Relations

(949) 699-4804

THE WET SEAL, INC. ANNOUNCES RESIGNATION OF

ARDEN B. DIVISIONAL PRESIDENT

FOOTHILL RANCH, CA, March 1, 2006 — Specialty retailer The Wet Seal, Inc. (Nasdaq: WTSLA) today announced that Jennifer Pritchard, President of the Company’s Arden B. Division, has resigned for personal reasons.

“We want to thank Jennifer for her dedication to the development of our business during the three years she was with our company. We believe the Arden B brand is well positioned for future growth and have begun a search for a leader that will continue to develop and grow the business,” said Joel N. Waller, chief executive officer.

Headquartered in Foothill Ranch, California, The Wet Seal, Inc. is a leading specialty retailer of fashionable and contemporary apparel and accessory items. The Company currently operates a total of 400 stores in 46 states, the District of Columbia and Puerto Rico, including 308 Wet Seal stores and 92 Arden B. stores. The Company’s products can also be purchased online at www.wetseal.com or www.ardenb.com. For more company information, visit www.wetsealinc.com.

SOURCE: The Wet Seal, Inc.